Exhibit 3.44

YORK RIVER FUELS, LLC

(A Delaware Limited Liability Company)

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of May 12, 2011

LIMITED LIABILITY COMPANY AGREEMENT

OF

YORK RIVER FUELS, LLC

LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of York River Fuels, LLC (the “Company”), dated as of May 12, 2011, by Western Refining Yorktown, Inc., a Delaware Corporation, as the sole member of the Company (“the Member”).

W I T N E S S E T H :

WHEREAS, the Member desires to enter into this Limited Liability Company Agreement to set forth the Member’s rights and obligations and other matters with respect to the Company.

NOW, THEREFORE, in consideration of the promises and the covenants and provisions hereinafter contained, the Member hereby adopts the following:

ARTICLE I

ORGANIZATIONAL AND OTHER MATTERS

Section 1.1 Organization; Admission. The Company was organized as a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “DLLCA”) by filing the Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on May 12, 2011. The sole member of the company is Western Refining Yorktown, Inc.

Section 1.2 Name. The name of the Company is York River Fuels, LLC, and the business of the Company is conducted under such name. The Member may, in its sole discretion, change the name of the Company from time to time. In any such event, the Member shall promptly file or caused to be filed in the office of the Secretary of State of Delaware an amendment to the Certificate reflecting such change of name.

Section 1.3 Limited Liability. Except as otherwise provided by the DLLCA, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a member.

Section 1.4 Registered Office and Agent. The address of the Company’s registered office (required by 18-104 of the DLLCA to be maintained in the State of Delaware) shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of the Company’s registered agent at such address is The Corporation Trust Company. The Company’s principal place of business shall be 1250 W. Washington St., Suite 101 Tempe, AZ 85281. The Member may change such registered office, registered agent, or principal place of business from time to time. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be determined by the Member.

Section 1.5 Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

Section 1.6 No State-Law Partnership. The Company shall not be a partnership or a joint venture for any reason other than for United States federal income and state tax purposes, and no provision of this Agreement shall be construed otherwise.

ARTICLE II

PURPOSE AND POWERS

Section 2.1 Purpose of the Company. The purpose of the Company shall be to engage or participate in any lawful business activities in which a limited liability company formed in the State of Delaware may engage or participate.

Section 2.2 Powers of the Company. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company.

ARTICLE III

CONTRIBUTIONS

Any investment in the Company will be made 100% by the Member.

ARTICLE IV

DISTRIBUTIONS

The Member shall decide whether and in what amounts the proceeds received by the Company shall be distributed to the Member. All such proceeds distributed to the Member, if any, shall be distributed in proportion to the Member’s funding contribution as provided above.

ARTICLE V

MANAGEMENT OF THE COMPANY

Section 5.1 Member-Managed. The management of the business and affairs of the Company shall be reserved to the Member, which shall have the power to do any and all acts necessary or convenient for the furtherance of the purpose of the Company described in this Agreement, including all powers, statutory or otherwise, possessed by members of a limited liability company under the DLLCA.

Section 5.2 Officers.

(a) Authority to Appoint. The Member may appoint, and remove with or without cause, such officers of the Company as the Member from time to time may determine, in its sole and absolute discretion to manage and control the business and affairs of the Company. Such officers need not be members, and shall have such duties, powers, responsibilities and authority as from time to time may be authorized by the Member.

(b) Term. Subject to any express term of any written agreement between the Company and any officer approved by the Member in writing, any officer so appointed by the Member shall serve in the capacity so appointed until (i) removed with or without cause by the Member, (ii) such officer’s successor shall be duly elected and appointed by the Member or (iii) such officer’s death, disability or resignation.

(c) Titles. To the extent appointed by the Member, the officers of the Company may be a Chief Executive Officer, a President, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Member may from time to time elect or appoint. Any number of offices may be held by the same person.

(d) Salaries. Subject to any express terms of any written agreement between the Company and any officer approved by the Member in writing, the salaries or other compensation of the officers and agents of the Company shall be fixed from time to time by the Member.

(e) Vacancies. Any vacancy occurring in any office of the Company may be filled by the Member.

(f) Powers and Duties of the Chief Executive Officer. The President shall be the Chief Executive Officer of the Company unless the Member designates otherwise. Subject to the control of the Member, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all certificates for membership interests of the Company; and shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Member.

(g) Powers and Duties of the President. Subject to the control of the Chief Executive Officer and the Member, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company; and, he or she shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Member.

(h) Powers and Duties of the Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Member shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President, subject to the control of the Chief Executive Officer and the Member. In the absence of a designation by the Member of a Vice President to perform the duties of the President, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Company shall so act, subject to the control of the Chief Executive Officer and the Member. The Vice Presidents shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Member.

(i) Powers and Duties of the Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Company and, jointly with the Treasurer (if one shall be appointed), shall have custody and control of all the funds and securities of the Company, and he or she shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Member. He or she shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Member; and he or she shall, if required by the Member, give such bond for the faithful discharge of his duties in such form as the Member may require.

(j) Powers and Duties of the Chief Accounting Officer. The Chief Accounting Officer, if any, shall have responsibility for the operations of the Company, and shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Member. He or she shall perform all acts incident to the position of Chief Accounting Officer, subject to the control of the Chief Executive Officer and the Member; and he or she shall, if required by the Member, give such bond for the faithful discharge of his duties in such form as the Member may require.

(k) Powers and Duties of the Treasurer. The Treasurer, if any, jointly with the Chief Financial Officer (if one shall be appointed), shall have responsibility for the custody and control of all the funds and securities of the Company, and he or she shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Member. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Member; and he or she shall, if required by the Member, give such bond for the faithful discharge of his or her duties in such form as the Member may require.

(l) Powers and Duties of the Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Chief Executive Officer or the Member. Subject to the control of the Chief Executive Officer and the Member, the Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

(m) Powers and Duties of the Secretary. The Secretary shall keep the minutes of all actions or consents by the Member, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Company affix the seal of the Company (if any) to all contracts of the Company and attest the affixation of the seal of the Company thereto; he or she may sign with the other appointed officers all certificates for membership interests of the Company; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Member may direct, all of which shall at all reasonable times be open to inspection of any Member upon application at the office of the Company during business hours; he or she shall have such other powers and duties as designated in this Agreement and as from time to time may be designated in this Agreement or assigned to him or her by the Member; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Member.

(n) Powers and Duties of the Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as from time to time may be designated in this Agreement or assigned to him or her by the Chief Executive Officer or the Member. Subject to the control of the Chief Executive Officer and the Member, the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

(o) Delegation of Authority. In the case of the absence of any officer of the Company or for any other reason, the Chief Executive Officer, the President (if any) or the Member may delegate some or all of such officer’s powers or duties to any other officer or to any director, employee, shareholder or agent.

Section 5.3 Action with Respect to Securities of Other Entities. Unless otherwise directed by the Member, the Chief Executive Officer, the President, the Chief Financial Officer (if any), the Chief Accounting Officer (if any) and any Senior Vice President shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of holders of voting securities or interests held by the Company of or with respect to any action of holders of voting securities or interests of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of voting securities or interest in such other corporation or other entity.

(a) Other Activities. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Member to engage in or derive profit or compensation from any other activities or investments.

ARTICLE VI

INDEMNITY AND INSURANCE

Section 6.1 Subject to Section 3 of this Article VI, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Company, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a member or officer of the Company or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including but not limited to expenses of investigation and preparation and fees or disbursements of counsel, accountants or other experts), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 6.2 Notwithstanding anything herein to the contrary, in any action by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3 Any indemnification authorized under this Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon determination that the indemnification of the present or former member or officer is proper because such person has met the applicable standard of conduct set forth in this Article VI. Such determination shall be made by the Member. To the extent, however, that a member or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in such case.

Section 6.4 Expenses incurred by a member or officer in defending or investigating a threatened or pending action, suit or proceeding may be required by the Member to be paid (upon such terms and conditions, if any, the Member deems appropriate) by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article VI.

Section 6.5 The indemnification and advancement of expenses provided for in this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract or pursuant to the direction of any court of competent jurisdiction, nor shall this section be deemed to preclude the indemnification of any person who is not specified in this Article VI but whom the Company has the power or obligation to indemnify under the provisions of applicable laws of the State of Delaware, or otherwise.

Section 6.6 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any capacity arising out of his or her status, whether or not the Company would have the power to indemnify him or her against liability hereunder.

ARTICLE VII

ASSIGNMENT OF MEMBERSHIP INTERESTS

The Member may assign all or any portion of such Member’s interest in the Company at any time. Upon any such assignment, the assignee shall succeed to the rights and obligations of the Member in respect of its interests in the Company so transferred and (i) upon the assignment of 100% of the outstanding interest in the Company held by a single member to one or more assignees, each such assignee shall become a member of the Company; (ii) upon any other assignment of an interest in the Company, such assignee shall become a member in the Company upon the consent of all members other than the assigning member or, if the assigning member shall be the sole member immediately prior to such assignment, upon the consent of such assigning member. Notwithstanding anything to the contrary contained herein, no such transfer of a member’s interest in the Company shall operate to dissolve the Company.

ARTICLE VIII

RESIGNATION

No member may resign from the Company except (i) with the prior written consent of all other members or (ii) upon an assignment by a member of its interest in the Company pursuant to clause (i) of the second sentence of Article VII, in which case such member may resign at any time upon or after the effectiveness of such assignment.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.1 Dissolution. The Company shall be dissolved upon the occurrence of any dissolution event specified in the DLLCA; provided, that notwithstanding the foregoing, the Company shall not dissolve upon the occurrence of any of the events described in Section 18-801 (a)(4) of the DLLCA (including, without limitation, the death or bankruptcy of the Member).

Section 9.2 Effect of Dissolution. Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a Certificate of Cancellation of the Company under the DLLCA have been filed in the office of the Secretary of State of the State of Delaware.

Section 9.3 Liquidation Upon Dissolution. Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Member, which shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(a) first, to the creditors of the Company, including creditors who are members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(b) thereafter, to the Member.

Section 9.4 Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining property and assets of the Company have been distributed to the Member. Upon the completion of the winding up of the Company, a Certificate of Cancellation of the Company shall be filed in the office of the Secretary of State of the State of Delaware.

ARTICLE X

AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by the members holding a majority of the outstanding interest in the Company. In addition, the terms or conditions hereof may be waived by a written instrument executed by the party waiving compliance.

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IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

WESTERN REFINING YORKTOWN, INC.

By:	/s/ Mark J. Smith
Name:	Mark J. Smith
Title:	Executive Vice President

SIGNATURE PAGE

LIMITED LIABILITY COMPANY AGREEMENT

YORK RIVER FUELS, LLC